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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): November 16, 2001


                           SFBC International, Inc.
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            (Exact name of registrant as specified in its charter)


        Florida                        001-16119                   59-2407464
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(State or other jurisdiction      (Commission File No.)         (IRS Employer
     of incorporation)                                       Identification No.)


                  11190 Biscayne Blvd., Miami, Florida 33181
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              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: 305-895-0304
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Item 4.  Changes In Registrant's Certifying Accountant

On November 16, 2001, (the "Engagement Date") SFBC International, Inc. (the "Company") retained Grant Thornton, LLP ("Grant Thornton") as its auditors to replace Kaufman, Rossin & Co. ("Kaufman Rossin") and audit the books and accounts of the Company for the fiscal year ending December 31, 2001. Previously, the board of directors of the Company and its Audit Committee approved the decision to change the Company's independent accountants.

The reports of   Kaufman Rossin on the financial statements of the Company for the two fiscal years ended December 31, 2000 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle.

In connection with the audits for the past two fiscal years and through the Engagement Date, there were no disagreements with Kaufman Rossin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kaufman Rossin, would have caused the firm to make reference thereto in their reports on the financial statements for such period.

During the past two fiscal years and through the Engagement Date, Kaufman Rossin has not advised the Company of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K issued by the Securities and Exchange Commission). The Company has not consulted with Grant Thornton on any matter during the past two fiscal years and through the Engagement Date. The Company has authorized Kaufman Rossin to respond fully to any inquires of Grant Thornton relating to their engagement as the Company's independent accountant.

The Company has provided Kaufman Rossin with a copy of this Report and, at the request of the Company, Kaufman Rossin has furnished a letter addressed to the Securities and Exchange Commission in which it states that it agrees with the foregoing statements.


Item 7.  Financial Statements and Exhibits.


c.  Exhibits

Exhibit No.    Exhibit
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16             Letter from Kaufman Rossin on change of independent accountants

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             SFBC International, Inc.



                                             By: /s/ Arnold Hantman
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                                                     Arnold Hantman,
Date:  November 16, 2001                             Chief Executive Officer

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